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                                                                    EXHIBIT 10.5


                                GUARANTY OF NOTE

         THIS GUARANTY OF NOTE is made as of September 3, 1998 by ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership ("Guarantor") having an address of: 101 East State Street, Kennett Square, Pennsylvania, 19348, to and for the benefit of MERIDIAN HEALTHCARE, INC., a Pennsylvania corporation (the "Holder") having an address of: 101 East State Street, Suite 100, Kennett Square, Pennsylvania, 19348.

                                    RECITALS:

         A. Holder has made a loan (the "Loan") in the original principal amount of Eight Million Five Hundred Thousand Dollars ($8,500,000.00) to ET Sub-Meridian Limited Partnership, L.L.P., a Virginia limited liability partnership ("ET Sub"), evidenced by a Promissory Note (the "Note") of even date herewith in the foregoing amount.

         B. A majority of the ownership interests in ET Sub are owned directly or indirectly by Guarantor, and therefore Guarantor is materially benefited by the Note.

         C. The undertaking by Guarantor to execute and deliver this Guaranty is a material inducement to Holder to make the Loan, and, except for this Guaranty, Holder would not make the Loan to ET Sub.

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees with Holder as follows:

         1. Guaranty. Guarantor hereby guarantees and agrees to be personally liable for any and all sums payable under the Note and for the full performance and observance of each and every covenant and agreement of ET Sub contained in the Note to the same extent as if Guarantor were the maker under the Note and had executed and delivered the Note. Guarantor unconditionally and irrevocably guarantees that all sums stated in the Note will be promptly paid in full when due in accordance with the Note and that ET Sub will perform and observe each and every covenant and agreement in the Note. This Guaranty is irrevocable, unconditional and absolute, and if for any reason any such sums shall not be paid promptly when due, Guarantor will promptly after notice thereof and within the time period set forth in the Note for the making of payment of any such sums, pay the same to the person entitled thereto pursuant to the Note regardless of (a) whether Holder shall have taken any steps to enforce any rights against ET Sub or any other person liable therefor to collect such sum or any part thereof, (b) the termination of the Note as a result of the default of ET Sub thereunder, or (c) any other condition or contingency which would not exonerate Guarantor from liability under the Note if it were the maker thereunder. Guarantor also agrees to pay to Holder such further amounts as shall be sufficient to cover the cost and expense of collecting such sums or any part thereof or of otherwise enforcing this Guaranty, including, without limitation, reasonable attorneys' fees.

         2. No Impairment. The obligations, covenants and agreements of Guarantor under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, although without notice to or the further consent of Guarantor:

                  (a) the waiver by Holder of the performance or observance by Guarantor, ET Sub or any other party of any of the agreements, covenants or conditions contained in the Note or this Guaranty;

                  (b) the extension, in whole or in part, of the time for payment by Guarantor or ET Sub of any sums owing or payable under the Note or this Guaranty, or of any other sums or obligations under or arising out of or on account of the Note or this Guaranty, or the renewal of the Note or this Guaranty;

                  (c) the modification or amendment (whether material or otherwise) of any of the obligations of Guarantor or ET Sub under the Note or this Guaranty;

                  (d) the doing or the omission of any of the acts referred to in the Note or this Guaranty (including, without limitation, the giving of any consent referred to therein);
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                  (e) any failure, omission or delay on the part of Holder to enforce, assert or exercise any right, power or remedy conferred on or available to Holder in or by the Note or this Guaranty, or any action on the part of Holder granting indulgence or extension in any form whatsoever;

                  (f) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting ET Sub or Guarantor or any of their respective assets; or

                  (g) the release of Guarantor or ET Sub from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Note or this Guaranty by operation of law.

         3. Warranties and Representations. Guarantor warrants and represents to Holder for the express purpose of inducing Holder to enter into the Note and to accept this Guaranty, as follows:

                  (a) Organization and Qualification. Guarantor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Guarantor has the requisite power and authority to carry on its business as it is now being conducted and to deliver this Guaranty. Guarantor has made available to Holder complete and correct copies of the governing documents of Guarantor, with all amendments as in effect on the date of this Guaranty. Guarantor is qualified to do business and is in good standing in each jurisdictions where the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of Guarantor or on this Guaranty.

                  (b) Authority Relative to this Guaranty. All action necessary to authorize the execution, delivery and performance of this Guaranty by Guarantor has been taken, and no other proceedings are necessary to authorize the execution and delivery by Guarantor of this Guaranty and the Guarantor's performance hereunder.

                            Neither the execution and delivery of this Guaranty
by Guarantor, nor the compliance by Guarantor with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the organizational documents of Guarantor, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, Guaranty, restriction or other instrument or obligation to which Guarantor is a party or by which Guarantor may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Guarantor, except in the case of (ii) or (iii) for violations, breaches, or defaults which would not in the aggregate have a material adverse effect on the business or financial condition of Guarantor.

                  (c) Binding Obligation. This Guaranty has been duly and validly executed and delivered by Guarantor to Holder and constitutes a valid and binding Guaranty of Guarantor, enforceable against Guarantor in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of Guarantor and to general principles of equity.

                  (d) Solvency. Guarantor is solvent and is not rendered insolvent by the obligations undertaken in this Guaranty. Guarantor is not contemplating either the filing of a petition or proceeding under any state or federal bankruptcy or insolvency or reorganization laws or the liquidating of all or a major portion of Guarantor's property, and Guarantor has no knowledge of any such petition or proceeding being filed against such Guarantor.

         4. Governing Law. This Guaranty shall be construed in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof).

         5. No Oral Change. This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor and Holder.


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         6. Primary Liability. Guarantor's liability hereunder shall be primary and not secondary, and shall be joint and several with that of ET Sub. Holder may proceed against Guarantor under this Guaranty without initiating or exhausting its remedy or remedies against ET Sub, and may proceed against Guarantor and/or ET Sub separately or concurrently.

         7.       Waivers.

                  (a) Guarantor hereby waives notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by ET Sub.

                  (b) Guarantor may not assert any claim, right or remedy which Guarantor may now have or hereafter acquire against ET Sub that arises hereunder and/or from the performance by Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Holder against the ET Sub or any security which Holder now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, prior to the expiration or earlier termination of the Note and the satisfaction in full of all obligations of ET Sub under the Note; provided, that Guarantor may give to ET Sub any notices necessary to preserve such claims, rights or remedies.

                  (c) Guarantor waives (a) any right to require Holder to proceed against ET Sub to obtain payment; (b) any right to require Holder to proceed against or exhaust any security held from ET Sub; (c) any right to require Holder to pursue any other remedy in Holder's power; (d) any right to receive any notices in connection with the existence, creation or nonpayment of any sums due under the Note including, without limitation, any notice of acceptance by Holder; (e) presentment, demand, notice of dishonor and protest;
(f) any defense arising by reason of any disability or by reason of the cessation of the liability of ET Sub for any reason; (g) any benefit of and any right to participate in any security held by Holder now or in the future; (h) any defense based upon diligence in collection of or realization upon sums due under the Note; (i) any defense arising by reason of any disability incapacity, lack of authority or death of any other person or the failure of Holder to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other person; and (j) any defense based upon an election of remedies based upon any notice or demand of any kind that may be required to be given by any statute or rule of law, or by any of the agreements between ET Sub and Holder.

         8. Notices. Any notice which Holder may elect to send to Guarantor shall be binding upon Guarantor if mailed to Guarantor at the address set forth above or such other address as Guarantor may, in writing, make known to Holder, by United States Certified or Registered Mail, Return Receipt Requested by overnight mail or by hand delivery with signed receipt.

         9. Parties Bound. This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         10. Termination of Guaranty. Notwithstanding any contrary provision of this Guaranty, this Guaranty shall terminate and be of no further force and effect upon the payment in full of the Note.



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         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.

WITNESS:                          GUARANTOR:

                                  ELDERTRUST OPERATING LIMITED PARTNERSHIP

                                  By: ElderTrust, a Maryland real estate
                                         investment trust


                                  By: /s/ D. Lee McCreary, Jr.
                                       -----------------------------------------
                                          D. Lee McCreary, Jr.
                                          Chief Financial Officer



STATE OF NEW YORK:         _________        )
                           _________        ) to-wit:
COUNTY OF NEW YORK:        _________        )


         The foregoing instrument was acknowledged before me this 3d day of September, 1998, by D. Lee McCreary as Chief Financial Officer of ElderTrust, general partner of Eldertrust Operating Limited Partnership, a Delaware limited partnership, on behalf of the partnership.


                                            ----------------------------------
                                            Notary Public


My Commission Expires:
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